EXHIBIT 99.1

Renewable Energy and Power Launches Social Media Pages to Enhance Investor and Trade Relationships

Renewable Energy and Power, Inc. (OTC: RBNW), a U.S.-based lighting innovation and solutions company, today announced launch of social media on Facebook, Twitter and LinkedIn.

It should be noted that as the information distributed through the social media channels may be deemed material, investors should follow or like the following pages in addition to monitoring the Renewable Energy and Power, Inc., website, press releases, SEC filings and other traditional channels:

Facebook: http://www.facebook.com/REAPPower

Twitter: http://twitter.com/REAPPower

LinkedIn: http://www.linkedin.com/company/18596995/

Followers will also see Company product posts like LED lighting offerings on Amazon, Ebay, or Craigslist.

“Social is a critical channel to reach lighting trade and investor communities,” commented Don MacIntyre, President and CEO. “The benefit to investors, sales partners, employees, vendors and stakeholders is insight into our business from our posts on these pages.”

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About Renewable Energy and Power, Inc.

Renewable Energy and Power, Inc.’s website, www.reappower.com, illustrates the important services and products Renewable Energy and Power, Inc. (REAP) provides to the Green Energy market to make it competitive with fossil fuels by employing proprietary new technologies in combination with existing solar and wind-power electric generation and LED lighting. REAP functions in both domestic and international markets that are in vigorous growth stages with long-term prospects. Federal and state legislation in the United States, including many tax incentives, are driving businesses and consumers to replace older technologies with the new solar and LED alternatives offered by REAP.

Safe Harbor Act: Forward-Looking Statements are included within the meaning of Section 27A of the Securities Act of 1933, and Section 21E of the Securities Exchange Act of 1934, as amended. All statements regarding our expected future financial position, results of operations, cash flows, financing plans, business strategy, products and services, competitive positions, growth opportunities, plans and objectives of management for future operations, including words such as “anticipate,” “if,” “believe,” “plan,” “estimate,” “expect,” “intend,” “may,” “could,” “should,” “will,” and other similar expressions are forward-looking statements and involve risks, uncertainties and contingencies, many of which are beyond our control, which may cause actual results, performance, or achievements to differ materially from anticipated results, performance, or achievements. We are under no obligation to (and expressly disclaim any such obligation to) update or alter our forward-looking statements, whether as a result of new information, future events or otherwise.

For information:

info@reappower.com

Phn: 702-685-9524

www.reappower.com

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